Exhibit 99.1

Contact:	Investors: Jane W. McCahon, TDS Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Media: Kellie Szabo, U.S. Cellular Director of Media Relations 773-216-5133; kellie.szabo@uscellular.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR TO SELL SELECT MIDWEST MARKETS TO SPRINT

Enables focus on stronger markets to increase growth and profitability

Wireless carrier also to transition operations of Bolingbrook Customer Care Center

CHICAGO – Nov. 7, 2012 – United States Cellular Corporation (NYSE: USM) today announced strategic actions designed to increase focus on markets where it has strong positions and streamline operations to increase overall efficiency and effectiveness.

U.S. Cellular has reached a definitive agreement to sell its Chicago, St. Louis, central Illinois and three other Midwest markets (the “Transaction Markets”) to subsidiaries of Sprint Nextel Corporation (NYSE: S) for $480 million.  The sale includes PCS spectrum and approximately 585,000 customers, or about 10 percent of U.S. Cellular’s total customer base.

The company also announced that it will transition its Bolingbrook Customer Care Center operations to an existing vendor partner, effective Jan. 1, 2013.

“In the dynamic wireless marketplace, we have a clear strategy to accelerate profitable growth and increase return on investment over the long term, and we are taking decisive steps to achieve it,” said Mary N. Dillon, U.S. Cellular president and CEO. “Exiting these markets enables us to play to our strengths in markets where we have higher penetration and where we can effectively sharpen our proven strategy to differentiate the U.S. Cellular customer experience from other wireless carriers. Going forward, we will continue to serve more than 5.2 million customers with the unparalleled experience they expect from U.S. Cellular.”

Following the market divestiture, U.S. Cellular will continue to have more than 1,400 associates in the Chicago area at its Chicago headquarters and additional facilities in the surrounding suburbs. During the transition period, the company may keep open certain retail locations in the Transaction Markets and will provide certain transition services to Sprint.  Over time, both company and agent-owned stores will be closed. Upon completion of the transition services period, the majority of the company’s retail, engineering and business support associates in these markets will not be retained.

“Our customer-focused business model is possible because of the dedication of our passionate associates,” Dillon said. “Given how these decisions affect associates, they were not taken lightly. We value and appreciate their contributions and we will provide comprehensive support for them as they make their career transitions. We will also continue to deliver outstanding service and support to our customers in these markets during the transition period.”

For information on today’s announcement, visit uscellularinfo.com.

As part of this transaction, the parties will enter into a number of related agreements, including Transition Services Agreements for network operations and billing and customer service. U.S. Cellular will retain its direct and indirect ownership interests in approximately 560 towers and other spectrum in the Transaction Markets.

For the nine months ended Sept. 30, 2012, the Transaction Markets generated service revenues of approximately $340 million (11 percent of reported consolidated service revenues) and, after all direct and indirect costs, incurred an operating loss.

The transaction is subject to Federal Communications Commission approval, compliance with the Hart-Scott-Rodino Act and other conditions.  Subject to the satisfaction or (if permitted) waiver of all conditions, the transaction is expected to close by mid-2013.

In connection with the Bolingbrook Customer Care Center transaction, the majority of the company’s associates will become employees of the vendor partner, which will continue to provide services to U.S. Cellular through a transition period.  Through the Bolingbrook and other Customer Care Center operations, the company will continue to deliver award-winning customer service.  After transition and exit costs, the transaction is expected to reduce facilities expenses by more than $3 million annually beginning in 2014.

Upon completion of the transaction, U.S. Cellular will continue to provide its customers with a high-speed nationwide network that has the highest call quality of any national carrier. U.S. Cellular, in partnership with King Street Wireless in certain markets, will offer 4G LTE service to 58 percent of its customers by the end of the year. For more information about the 4G LTE experience, visit uscellular.com/4G.

Falkenberg Capital Corporation of Denver, Colo. represented U.S. Cellular in the transaction.

Conference call information

U.S. Cellular will hold a conference call to discuss this transaction along with third quarter 2012 financial results on Nov. 7, 2012 at 7:30 a.m. CST.

  Access the live call on the Investor Relations page of uscellular.com or at  http://www.videonewswire.com/event.asp?id=90531.
  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Media conference call information:

U.S. Cellular will hold a media conference call to discuss this transaction on Nov. 7, 2012 at 8:30 a.m. CST.

  Toll-Free Dial-In Number: 877-443-9194
  Passcode: 68605901
  The operator assisted International Dial-in Number is 720-398-0062.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.uscellular.com.  The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's seventh-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 5.8 million customers in 26 states. The Chicago-based company employed approximately 8,400 people as of September 30, 2012. At the end of the third quarter of 2012, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular.

Visit www.uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Sprint Transaction including, but not limited to, the ability to obtain regulatory approval, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.